________________________________________________________________________________
________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    [x] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       ACTRADE FINANCIAL TECHNOLOGIES LTD
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

                            -------------------

Payment of Filing Fee (Check the appropriate box):

    [x] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

            ____________________________________________________________________

        (2) Aggregate number of securities to which transaction applies:

            ____________________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________

       (4) Proposed maximum aggregate value of transaction:

            ____________________________________________________________________

       (5) Total fee paid:

            ____________________________________________________________________

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid: ___________________

        (2) Form, Schedule or Registration No.: ___________________

        (3) Filing Party: ___________________

        (4) Date Filed: ___________________


________________________________________________________________________________
________________________________________________________________________________

                                     [LOGO]


                      ACTRADE FINANCIAL TECHNOLOGIES LTD.
          200 COTTONTAIL LANE, VANTAGE COURT SOUTH, SOMERSET, NJ 08873

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD FRIDAY, MARCH 23, 2001

To the Shareholders of
ACTRADE FINANCIAL TECHNOLOGIES LTD.:

    The Annual Meeting of the Shareholders of Actrade Financial Technologies Ltd., a Delaware corporation, will be held at the Company's offices located at 200 Cottontail Lane, Vantage Court South, Somerset, NJ 08873 at 11:00 A.M., Eastern Standard Time, on Friday, March 23, 2001, for the following purposes:

        1. to elect six directors by the holders of shares of the Company's Common Stock for the terms indicated in the Proxy Statement attached hereto.

        2. to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    The Board of Directors has fixed the close of business on January 26, 2001 as the record date for determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of the Annual Meeting and to vote thereat, in person or by Proxy. Each share of Common Stock is entitled to one vote. The transfer books of the Company will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available to shareholders for any purpose germane to the Annual Meeting during ordinary business hours, from January 30, 2001 to March 23, 2001, at the Company's offices located at 200 Cottontail Lane, Vantage Court South, Somerset, NJ 08873. A Proxy Statement and form of Proxy are enclosed herewith. The Company's Annual Report for the fiscal year ended June 30, 2000 is also enclosed herewith.

                                          By Order of the Board of Directors,

                                          AMOS AHARONI
                                          ----------------------
                                          AMOS AHARONI
                                          Chairman of the Board of Directors

New York, NY
January 30, 2001

-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
-------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     [Logo]


                      ACTRADE FINANCIAL TECHNOLOGIES LTD.
          200 COTTONTAIL LANE, VANTAGE COURT SOUTH, SOMERSET, NJ 08873
                       (212) 563-1036      (732) 868-3100

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                                  INTRODUCTION

    The enclosed Proxy is solicited on behalf of the Board of Directors of Actrade Financial Technologies Ltd., a Delaware corporation (the 'Company'). The Proxy is solicited for use at the Annual Meeting of Shareholders of the Company to be held on March 23, 2001, at 11:00 a.m., local time, at 200 Cottontail Lane, Vantage Court South, Somerset, NJ 08873, or any postponement or adjournment thereof. The Company's telephone is (732) 868-3100.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Every holder of record of shares of Common Stock, $0.0001 par value (the 'Shares'), of the Company at the close of business on January 26, 2001 (the 'Record Date') is entitled to notice of the Annual Meeting and to vote, in person or by proxy, one vote for each Share held by such holder. At the Record Date, the Company had 9,057,520 Common Shares outstanding, all of which were entitled to vote. There is no cumulative voting under the Company's Articles of Incorporation. A majority of such Shares will constitute a quorum for the transaction of business at the Annual Meeting. Approval of each of the proposals hereinafter described will require an affirmative vote of a majority of the Shares represented at the Meeting. The approximate date on which this Proxy Statement, accompanying Notice of Meeting and Proxy and the Company's Annual Report for the fiscal year ended June 30, 2000 (the 'Annual Report'), are first being mailed to shareholders is February 16, 2001.

    Any shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at or prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the Annual Meeting if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy. Abstentions and Shares held of record by a broker or its nominee ('Broker Shares') that are voted on any matter are included in determining whether a quorum is present.

    All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR the election of the Board nominees as specified in Proposal 1.

    In all cases, Shares with respect to which authority is withheld, abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast. For information on voting securities of the Company beneficially owned by management, see 'Security Ownership of Certain Beneficial Owners and Management' below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table set forth certain information about the Company's management and all persons known to own beneficially more than 5% of any class of voting securities as of the Record Date.

                                                                    NUMBER           PERCENT
               NAME AND ADDRESS                  TITLE OF CLASS  OF SHARES(1)      OF CLASS(1)
               ----------------                  --------------  ------------      -----------
NTS Corp.(2) ..................................  Common Shares     2,345,549          25.9%
  P.O. Box 1301
  Nevis Street, St. John
  Antigua, West Indies
Mr. Amos Aharoni(2)(3) ........................  Common Shares     2,350,549          26.0%
  2373 Broadway
  New York, NY 10024
Mr. Alexander C. Stonkus(4) ...................  Common Shares        10,000     less than 0.2%
  27 Crestview Drive
  Kendall Park, NJ 08824
Mr. Joseph D'Alessandris(5) ...................  Common Shares         2,000     less than 0.1%
  1422 Janet Place
  Wall, NJ 07719
Ms. Elizabeth Melnik(6) .......................  Common Shares        20,000     less than 0.3%
  53 Cedar Street
  Kings Park, NY 11754
Mr. John Woerner(7) ...........................  Common Shares         9,150          0.1%
  435 Whitewood Road
  Englewood, NJ 07631
Mr. Harry Friedman(8) .........................  Common Shares         2,500     less than 0.1%
  52 Ravine Drive
  Matawan, NJ 07747
Mr. Robert Furstner(9) ........................  Common Shares        13,000     less than 0.2%
  843 Winyah Avenue
  Westfield, NJ 07090
Mr. Ronald Eubel(10) ..........................  Common Shares       634,244          7.0%
  c/o Eubel Brady & Suttman
  Asset Management, Inc.
  7777 Washington Village Dr.
  Dayton, Ohio 45459
Mr. Mark E. Brady(10) .........................  Common Shares       634,244          7.0%
  c/o Eubel Brady & Suttman
  Asset Management, Inc.
  7777 Washington Village Dr.
  Dayton, Ohio 45459
Mr. Robert J. Suttman(10)(11) .................  Common Shares       646,244          7.1%
  c/o Eubel Brady & Suttman
  Asset Management, Inc.
  7777 Washington Village Dr.
  Dayton, Ohio 45459
Mr. William Hazel(10)(11) .....................  Common Shares       552,744          6.1%
  c/o Eubel Brady & Suttman
  Asset Management, Inc.
  7777 Washington Village Dr.
  Dayton, Ohio 45459
Mr. Bernie Holtgreive(10)(11) .................  Common Shares       551,859          6.1%
  c/o Eubel Brady & Suttman
  Asset Management, Inc.
  7777 Washington Village Dr.
  Dayton, Ohio 45459

                                                  (table continued on next page)

(table continued from previous page)

                                                                    NUMBER           PERCENT
               NAME AND ADDRESS                  TITLE OF CLASS  OF SHARES(1)      OF CLASS(1)
               ----------------                  --------------  ------------      -----------
Eubel Brady & Suttman(10)(11) .................  Common Shares       551,744          6.1%
  Asset Management, Inc.
  7777 Washington Village Dr.
  Dayton, Ohio 45459
Richland SA ...................................  Common Stock        469,000          5.2%
  72 Weizzman Street
  Tel Aviv 62308
  Israel

---------

 (1) Percentage figures are based upon 9,057,520 Common Shares issued and outstanding as of the Record Date. However, such figure does not consider any issued and outstanding Warrants that have not yet been exercised.

 (2) Mr. Amos Aharoni controls the business of and is the sole officer and director of NTS Corporation, which is the Company's principal shareholder and is owned by the Aharoni Family Trust. By reason of his position with NTS Corp., Mr. Aharoni may be deemed to have a beneficial interest in the Shares owned by NTS Corporation. Apart from the shares owned by NTS Corporation Mr. Aharoni may be deemed the beneficial owner of 5,000 shares owned by members of his immediate family.

 (3) Mr. Aharoni has been issued by the Board of Directors various Warrants over the past several years some of which have been exercised and some of which remain outstanding. Of the Warrants issued to Mr. Aharoni, there remain outstanding Warrants representing, in the aggregate, the right to purchase up to an additional 285,630 Shares at varying prices from $5.00 up to $13.625 per Share. In addition, as of the date of this Proxy Statement, the Company had issued Warrants to High Sunset Corp. representing, in the aggregate, the right to purchase up to an additional 1,601,535 Shares at varying prices from $11.37 up to $15.25 per Share. The Warrants issued to Mr. Aharoni and to High Sunset Corp. have been granted by the Board of Directors as additional bonus compensation in connection with the services of Mr. Aharoni pursuant to Agreements between the Company and Mr. Aharoni and High Sunset Corp. Included therein are Warrants granted to Mr. Aharoni for his services as a Director of the Company. None of the Shares underlying such Warrants have been considered herein.

 (4) Mr. Alexander C. Stonkus owns 3,500 Shares directly and may be deemed to be the beneficial owner of the additional 6,500 Shares that are held in the name of a Custodian for his Individual Retirement Account. In addition, Mr. Stonkus has been issued Warrants by the Board of Directors representing, in the aggregate, the right to purchase up to 421,595 Shares, at various prices from $10.00 up to $14.875 per Share, pursuant to the terms of his employment agreement and including a special bonus approved by the Board of Directors in October 1999 in recognition of the outstanding performance of Actrade Capital Inc. Also included therein are Warrants granted to Mr. Stonkus for his services as a Director of the Company. Of these Warrants, ownership of 100,000 Warrants will not vest in Mr. Stonkus until June 30, 2001.

 (5) Mr. D'Alessandris is employed as the Company's Chief Financial Officer. Mr. D'Alessandris owns 2,000 Shares. In addition, pursuant to his employment agreement Mr. D'Alessandris was granted 50,000 Warrants, each representing the right to purchase one Share at exercise prices ranging from $13.625 to $15.25. Of these Warrants however, 22,500 have not fully vested in Mr. D'Alessandris. Ownership of these Warrants will be fully vested on October 9, 2001.

 (6) These Shares are owned jointly by Ms. Melnik and her husband. At various times during her employment by the Company, Ms. Melnik has been issued Warrants by the Board of Directors in recognition of her service to the Company. Of the Warrants issued, at the date of this Proxy Statement there remain outstanding Warrants representing, in the aggregate, the right to purchase
                                              (footnotes continued on next page)

(footnotes continued from previous page)

     up to 22,083 Shares at prices from $3.00 up to $14.875 per Share. Included therein are Warrants granted to Ms. Melnik for her services as a Director of the Company.

 (7) Mr. John Woerner, who currently serves as a director of the Company and as President of Actrade International, Corp., owns the Shares listed as a joint tenant with his wife. At various times during his employment by the Company, Mr. Woerner has been issued Warrants by the Board of Directors in recognition of his services to the Company. Of the Warrants issued, at the date of this Proxy Statement, there remain outstanding Warrants representing, in the aggregate, the right to purchase up to 8,083 Shares at prices from $12.87 up to $14.875 per Share. Included therein are Warrants granted to Mr. Woerner for his services as a Director of the Company.

 (8) Mr. Friedman may be deemed to have a beneficial interest in these Shares that are owned by his wife. Further, in consideration for his services to the Company as a Director, Mr. Friedman has been granted Warrants to purchase, in the aggregate, up to 21,166 Shares at various prices from $6.40 up to $14.875 per Share.

 (9) Of the Shares listed, Mr. Furstner owns 7,000 Shares directly and may be deemed to have a beneficial interest in the remaining 6,000 Shares which are owned by members of his family. Like Mr. Friedman, in consideration for his services as a Director of the Company, Mr. Furstner has been granted Warrants to purchase, in the aggregate, up to 16,166 Shares at prices from $12.875 up to $14.875 per Share.

(10) Each of Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive are deemed to be beneficial owners of 551,744 Shares. All of these Shares are held by the Partnership or managed accounts over which they each have investment discretion.

(11) In addition to the beneficial ownership as discussed in Note 9 above, Mr. Suttman personally owns 12,000 Shares which were purchased separately by him for his own account; Mr. Hazel personally owns 450 Shares which were purchased separately by him for his own account and Mr. Holtgrieve personally owns 115 Shares which were purchased by him for his own account.

           INFORMATION REGARDING SPECIFIC PROPOSALS TO BE VOTED UPON

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The Company's By-Laws provide that the number of directors shall be not more than nine and not less than three as shall be determined from time to time by the Board of Directors. The Company recommends the election of a slate of six directors as set forth below.

    Provided that a quorum is present, directors are elected by a plurality of the votes cast at an election. Each Director is elected for a term expiring at the Annual Meeting for fiscal 2001. All of the present nominees currently serve as Directors of the Company. Although each nominee presently intends to serve on the Board of Directors, if any nominee is unable or unwilling to serve, the Board of Directors may nominate another person in substitution for such nominee, in which case the persons named as proxies in the accompanying proxy card shall vote FOR the election of such substitute nominee for director.

    THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES.

    The following table sets forth, as to each of the nominees under Proposal 1, certain information as of the record date. Each nominee is a citizen of the United States of America except for Mr. Aharoni who is a citizen of Israel.

      NAME AND ADDRESS         AGE                 POSITION HELD                DIRECTOR SINCE
      ----------------         ---                 -------------                --------------
Amos Aharoni ................  55    Chief Executive Officer of Actrade S.A.    February 1991
  2373 Broadway                        and of Actrade Resources, Inc., and
  New York, NY 10024                   Chairman of the Board of Directors.
Alexander C. Stonkus ........  41    President, and Chief Executive Officer of  January 1998
  27 Crestview Drive                   the Company; and a Director.
  Kendall Park, NJ 08824
Elizabeth Melnik ............  51    Secretary of the Company and each          November 1997
  53 Cedar Street                      Subsidiary and a Director.
  Kings Park, NY 11754
John Woerner ................  63    President of Actrade International Corp.   September 1991
  435 Whitewood Road                   and a Director.
  Cresskill, NJ 07627
Robert Furstner .............  67    Director of the Company                    August 1996
  843 Winyah Ave.
  Westfield, NJ 07090
Prof. Harry Friedman ........  73    Director of the Company                    August 1996
  52 Ravine Drive
  Matawan, NJ 07747

BIOGRAPHICAL INFORMATION FOR NOMINEES FOR DIRECTORS:

    Amos Aharoni served as Chief Executive Officer of the Company from
February 20, 1991 until January 3, 2001. He continues as President of Actrade S.A. and Actrade Resources, Inc., the Company's two foreign subsidiaries, and as Chairman of the Board of Directors. Since 1987, Mr. Aharoni has been president of NTS Corporation, a foreign holding corporation. NTS Corporation is also a principal shareholder of the Company. Mr. Aharoni received his Bachelor of Arts Degree in Economics and Political Science from Hebrew University of Jerusalem in 1974.

    Alexander C. Stonkus served as President and Chief Operating Officer for the Company and also as President of Actrade Capital, Inc., a wholly owned subsidiary until January 3, 2001 when he became Chief Executive Officer of the Company and resigned his position as President of Actrade Capital, Inc. He is also a director of the Company and each of its subsidiaries. Prior to joining Actrade, Mr. Stonkus served in various senior management positions with Elco Freight International, Inc., a full service shipping, customs broker, warehousing, and Distribution Company. Mr. Stonkus has served on the Board of Directors of various companies during his professional career. He graduated from The Pennsylvania State University in 1982 receiving a Bachelor of Science Degree in Finance.

    John Woerner has been a Vice President of Actrade International Corp., a wholly owned subsidiary of the Company, since September 1991. Effective
January 15, 1992, Mr. Woerner was appointed Vice President and a Director of the Company. In fiscal 1998, Mr. Woerner was appointed President of Actrade International Corp. From March 1987 until joining Actrade, Mr. Woerner was employed as Marketing Manager with Ad Auriema, Inc., a privately held import/export company headquartered in the New York metropolitan area. From December 1984 until March 1987, Mr. Woerner served as a General Manager of the Air Conditioning and Refrigeration Division for Connell Export Company, also a privately held export company located in New Jersey. From July 1978 until March 1987, he was a principal of Global Systems, Inc., a privately held import/export company that he co-founded. From April 1965 through July 1978, Mr. Woerner served as Vice President of Sillcox Air Conditioning & Refrigeration Corp., a privately held corporation located in New York City. Mr. Woerner is a licensed Professional Engineer in New York and New Jersey and is a member of the American Society of Heating, Refrigeration & Air Conditioning Engineers. Mr. Woerner is a graduate of Lehigh University having received his Bachelors of Science Degree in Mechanical Engineering in 1959.

    Elizabeth Melnik was first employed by the Company as Controller in October 1993, having been promoted to Secretary of the Company as of November 1, 1996. From December 1991 until joining the Company, Ms. Melnik was employed as Financial Manager of Gainsborough Marketing Company, a privately held public relations/marketing firm located on Long Island, NY. From June 1989 until December 1991 Ms. Melnik served as Accounting/Office Manager for Scheine, Fusco, Brandenstein &

Rada, the largest Workers Compensation Law Firm on Long Island, NY. Prior thereto, from May 1986, she served as director of Operations & Media for Futuristic Concepts in Advertising, a privately held advertising firm also located on Long Island NY. From February 1982 until May 1986, Ms. Melnik served as Financial Manager for The Guide Dog Foundation for the Blind, Inc., a not-for-profit corporation located in Smithtown, NY. Ms. Melnik graduated from the State University of New York at Stonybrook in 1976 receiving her Bachelor of Arts Degree in Finance & Accounting.

    Robert E. Furstner has served as a director of the Company since August 1996. Mr. Furstner had been a senior level banking officer for over 25 years, having begun his banking career in the International Banking Division of Morgan Guaranty Trust Company in New York City. Following his employment with Morgan Guaranty Trust Co., Mr. Furstner served a brief tenure (1973-1974) with Franklin National Bank's International Banking Department in New York City. In 1974 Mr. Furstner joined European American Bank in New York City as Assistant Treasurer/Assistant Vice President (from 1974-1979) rising to the position of Vice President/Group Head which he held from 1979 until leaving European American Bank in 1987. His duties at European American Bank primarily involved international credit and bank operations. During his tenure Mr. Furstner was charged with the management of a geographical area comprising Great Britain, The Netherlands, the Nordic Countries, Eastern Europe, Yugoslavia and Israel. He was directly involved in export and project financing, both with and without Eximbank (the Export-Import Bank of The United States) participation and was actively involved in the implementation of the bank's lending strategies in order to reduce exposure in high risk countries. Mr. Furstner was also a participant in the re-scheduling of Polish, Romanian and Yugoslavian international debt. After 1987, until his retirement in late 1995, Mr. Furstner served with the New York Branch of Banco Portugues do Atlantico, SA, in various capacities and most recently where he was charged with implementing the bank's lending strategies for trade finance. Educated in the Netherlands, Mr. Furstner came to the U.S. in 1962 with a degree equivalent to a bachelor's degree in business administration and foreign languages.

    Harry Friedman has served as director of the Company since August 1996. Professor Friedman currently teaches a Venture Capital Seminar in the MBA program at Columbia University Graduate School of Business. He also taught various courses at the Stern Graduate School of Business at New York University, including 'Venture Capital Investing,' 'Investment Timing and Portfolio Management,' 'Mergers and Acquisitions' and 'High Technology Investing' from 1978-1999. Earlier, he taught at a number of universities both in the United States and abroad (including Iran and Japan), and has lectured on small business and innovative entrepreneurship under USIA auspices in Tanzania and Zimbabwe. His education at UCLA; University of Chicago; the University of Wisconsin; and NYU has ranged from mathematics to economics to finance. Professor Friedman published 'Mergers and Acquisitions -- Offensive and Defensive Strategies' which appears as a chapter in the Handbook for Corporate Controllers, and co-authored with Tomilson Hill III, an article in Corporate Accounting, 'Financial Implications of Offense and Defense in Corporate Takeovers'. He has edited and reviewed books for Prentice-Hall and Xerox Learning Systems. He has appeared as a guest panelist on various financial television programs, and as an expert witness before the IRS and the New York Supreme Court. As a management consultant and investment advisor, he has negotiated several mergers, acquisitions, and IPOs. Professor Friedman has served on the board of directors for diverse companies over the years, both public and private. He currently serves on the board, or is an advisor to the board, of five companies.

                    CERTAIN MATTERS RELATING TO THE COMPANY
                         AND ITS OFFICERS AND DIRECTORS

BOARD OF DIRECTORS AND COMMITTEES

    All directors hold office until the next annual shareholders meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and qualified. Vacancies in the Board may be filled by majority vote of remaining directors. Officers of the Company serve at the will of the Board of Directors, subject to the terms of employment agreements as discussed below. There is no Executive Committee of the Board of Directors. Election to the Board of Directors is for a period of one year and elections are held at the Company's Annual Meeting of Shareholders. The

Board of Directors has regular meetings once a year, after the Annual Meeting of Shareholders, for the purpose of appointing the officers of the Company for the ensuing year. There are no family relationships between the officers and directors.

    During the fiscal year ended June 30, 2000 the Board of Directors met on four (4) occasions. All directors attended all meetings. The Board of Directors has established a Compensation Committee to act upon all compensation matters for the Company's management. The Compensation Committee consists of Messrs. Stonkus and Aharoni and met on two (2) occasions during fiscal 2000.

    During fiscal 1997 the Board of Directors established an Audit Committee which, together with the Company's independent accountants, reviews matters relating to the scope and plan of the Company's annual audit, the adequacy of internal controls in connection with the preparation of both audited annual and unaudited quarterly financial statements and reports. Following such reviews, the Audit Committee reports to the Board of Directors regarding its findings and recommendations.

    With respect to the Company's audited financial statements for fiscal 2000, as included in its 10-K Report, the Audit Committee reviewed and discussed such financial statements with management and with the Company's independent auditors. Such discussions included all matters required to be discussed pursuant to Statement on Auditing Standards 61, Communications with Audit Committees. Among other matters, the Audit Committee received the written disclosures and letter from the independent accountants required by Independent Standards Board Standard No. 1 and discussed with the independent accountant the issue of their independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000 for filing with the Securities Exchange Commission. During fiscal 2000 the Company's Board of Directors adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this Proxy Statement.

    The Audit Committee consists of Messrs. Furstner and Friedman and Ms. Melnik. During fiscal 2000, the Audit Committee met on two (2) occasions.

    The Company does not have a nominating committee.

REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information relating to remuneration received by officers and directors as of June 30, 2000, the end of the Company's most recent fiscal year. In addition, the discussion below indicates the compensation agreements for fiscal 2001:

                                 ANNUAL COMPENSATION(1)               LONG TERM
                                -------------------------           COMPENSATION             ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS       RESTRICTED STOCK AWARDS      COMPENSATION
---------------------------     ----    ------     -----       -----------------------      ------------
Amos Aharoni, CEO(2)..........  2000   $200,000                    2,500 Warrants(5)          $ 1,887(3)
                                1999   $146,000                  386,671 Warrants
Alexander C. Stonkus, COO.....  2000   $178,522                  227,500 Warrants(5)          $ 4,583(6)
                                1999   $111,000   $55,000         42,500 Warrants             $ 7,050(7)
Joseph P. D'Alessandris,
  CFO(4)......................  2000   $125,000                   17,500 Warrants             $ 2,564(6)
John Woerner, Vice Pres.......  2000   $ 56,000                    2,500 Warrants(5)          $65,499
                                1999                               2,500 Warrants
Elizabeth Melnik, Secretary...  2000   $ 58,312                    2,500 Warrants(5)          $ 2,592(7)
                                1999   $ 52,000                    2,500 Warrants

---------

(1) The Company has varying compensation arrangements with its executive officers as more particularly described below. It should be noted that the figures listed as 'salary' include both base salary and earned commissions, but not annual bonus amounts, if any, which are listed separately under the 'bonus' column.

(2) Mr. Aharoni served as an employee of the Company until December 31, 1998. Beginning January 1, 1999 the Company continued to retain his services in the same capacities as before pursuant to an Executive Services Agreement with High Sunset Corp., a personal service corporation for

                                             (footnotes continued on next page)

(footnotes continued from previous page)

    Mr. Aharoni. The terms of Mr. Aharoni's engagement remain the same except that the management fee payable to High Sunset Corp. was increased to $240,000 per year, plus a quarterly bonus.

(3) The amount set forth herein includes amounts paid by the Company for the insurance premiums on Mr. Aharoni's automobile through June 30, 2000.

(4) The Company has employed Mr. Joseph P. D'Alessandris since September 13, 1999. Under his employment agreement, he receives a base salary of $125,000 per year. In addition to his salary, Mr. D'Alessandris was granted 10,000 Warrants at $13.875. On December 21, 1999, the Board awarded Mr. D'Alessandris an additional 10,000 Warrants at a price of $13.63 per share. Effective July 1, 2000, Mr. D'Alessandris' base salary was increased to $150,000 per year

(5) In April 2000, the Board of Directors approved the issuance of Warrants to the Company's directors in lieu of compensation. Each Director who was also an employee of the Company or any of its subsidiaries received 2,500 Warrants and the Company's two independent Directors received 5,000 Warrants each.

(6) This amount includes payments made by the Company for health insurance premiums on behalf of the officer and his family.

(7) This amount includes 401K contributions made by the Company on behalf of the officer.

                              -------------------

    The Company has employed Mr. Alexander C. Stonkus since August 18, 1997. He was originally employed as Chief Operating Officer for the Company and Capital. December 1, 1997, Mr. Stonkus assumed the duties as Chief Financial Officer of the Company and President of Capital. Mr. Stonkus relinquished his duties as CFO on September 13, 1999 with the appointment of Mr. D'Alessandris as CFO. On
July 29, 1999 Mr. Stonkus assumed the position of President of the Company. On October 1, 1999, the Company issued 100,000 warrants to Mr. Stonkus at an exercise price of $13.75. On April 17, 2000, Mr. Stonkus's agreement was modified to increase his base salary to $175,000 per year effective July 1, 2000 and has been granted 125,000 warrants at a price of $12.25 per share.

    Mr. Woerner became an officer and employee of the Company as of September 6, 1991 and had been employed pursuant to a written employment agreement until February 1, 1999. Effective February 1, 1999, Mr. Woerner's status as an employee of the Company was terminated and he continued to oversee the operations of International as an independent consultant. His compensation under this new arrangement is based upon commissions only, with no base salary, bonuses, etc., equal to 50% of International's gross profits (equal to gross sales less cost of sales less financing costs actually incurred).

    The Company has a 401(k) plan that is available to all eligible employees who have been employed by the Company for more than six months. Entrance dates into the plan are the first of January, April, July and October of each year. The Company will contribute $0.50 for each dollar contributed by an employee up to a maximum of 3% of the employee's gross salary.

    Except as herein above described, the Company has no other employment contracts or benefit plans. Further, it has no retirement, pension, profit sharing, insurance or medical reimbursement plan covering its officers or directors.

    During fiscal 2000, ended June 30, 2000, none of the Company's Directors received any compensation for serving as Directors of the Company, except for the grant of certain Warrants to purchase Common Shares as discussed above. During such period, the Company had two non-employee Directors (i.e. Messrs. Furstner and Friedman) serving on its Board, both of whom were appointed to the Board of Directors to fill existing vacancies on August 22, 1996. In the future, the Company may pay Directors a fee for attending Board meetings. At present no such fees are payable to Directors except for reimbursement of actual out-of-pocket expenses incurred by such Directors in connection with their attendance at meetings.

    The foregoing information is provided by the Board of Directors of the Company.

                              GENERAL INFORMATION

I. PERFORMANCE GRAPH

    The Graph presented on the next page compares the total annual return of the Company's Common Shares, the NASDAQ Composite Index for the five years ended June 30, 2000 and for a 'peer group' for the same period based upon a $100 investment made on June 30, 1995.

                                 COMPARISON OF
                       FIVE-YEAR CUMULATIVE TOTAL RETURNS


                    NASDAQ COMPOSITE         NASDAQ FINANCIAL            ACRT
                    ----------------         ----------------           ------
06/30/95                 100.00                   100.00                100.00
06/30/95                 107.34                   104.78                107.69
06/30/95                 109.52                   110.23                 96.18
06/30/95                 112.05                   113.98                107.69
06/30/95                 111.40                   114.50                107.69
06/30/95                 114.01                   119.76                126.95
06/30/95                 113.41                   122.30                119.26
06/30/95                 113.98                   122.86                117.29
06/30/95                 118.32                   124.64                157.72
06/30/95                 118.72                   127.22                180.80
06/30/95                 128.55                   127.61                242.34
06/30/95                 134.45                   129.97                246.15
06/28/96                 128.39                   130.21                284.62
06/28/96                 116.96                   126.89                315.38
06/28/96                 123.52                   135.04                326.95
06/28/96                 132.97                   141.13                384.62
06/28/96                 131.49                   145.77                392.31
06/28/96                 139.65                   155.23                423.08
06/28/96                 139.54                   157.00                465.42
06/28/96                 149.44                   163.58                638.46
06/28/96                 141.17                   171.11                684.62
06/28/96                 131.97                   163.88                746.15
06/28/96                 136.08                   165.89                850.03
06/28/96                 151.49                   177.32                884.62
06/30/97                 156.14                   190.70                853.85
06/30/97                 172.60                   204.54               1011.57
06/30/97                 172.35                   202.78               1061.54
06/30/97                 182.57                   222.48               1250.03
06/30/97                 173.05                   218.97               1492.31
06/30/97                 173.97                   223.85               1765.42
06/30/97                 170.97                   240.18               1642.34
06/30/97                 176.39                   230.82               1369.23
06/30/97                 192.97                   243.91                719.26
06/30/97                 200.10                   254.60                857.72
06/30/97                 203.47                   258.46                946.15
06/30/97                 192.17                   249.02                907.69
06/30/98                 205.59                   247.98                938.46
06/30/98                 203.19                   239.45                953.85
06/30/98                 163.03                   194.63                730.77
06/30/98                 185.66                   205.13                884.62
06/30/98                 193.67                   217.70                861.54
06/30/98                 213.26                   225.33                784.62
06/30/98                 240.93                   233.14                869.23
06/30/98                 275.96                   232.83                869.23
06/30/98                 251.23                   228.53                880.80
06/30/98                 269.50                   229.38                669.23
06/30/98                 277.08                   258.14                769.23
06/30/98                 270.69                   252.71                800.00
06/30/99                 294.86                   258.11                788.49
06/30/99                 290.55                   245.17                788.49
06/30/99                 302.77                   233.20                815.38
06/30/99                 303.18                   224.08                823.08
06/30/99                 327.46                   236.31               1111.57
06/30/99                 367.29                   239.05               1092.31
06/30/99                 448.09                   232.82                919.26
06/30/99                 431.52                   219.19                919.26
06/30/99                 513.73                   206.32                976.92
06/30/99                 503.07                   218.25                992.31
06/30/99                 423.01                   204.75                838.46
06/30/99                 371.96                   207.51                934.65
06/30/00                 437.25                   202.34               1261.54

II. 2000 ANNUAL REPORT ON FORM 10-K

    THE COMPANY IS ALSO MAILING COPIES OF ITS ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 2000 TO THE HOLDERS OF ITS COMMON SHARES TOGETHER WITH THIS PROXY STATEMENT. The Company will provide without charge to each holder of Common Shares as of the Record Date, a copy of the Company's Form 10-K, Annual Report. Additional copies may be obtained by any shareholder by written request addressed to Mr. David Askin, at Actrade Financial Technologies Ltd., 200 Cottontail Lane, Vantage Court South, Somerset, NJ 08873.

III. COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') requires the Company's directors and executive officers, as well as persons who own more than 10% of a registered class of the Company's equity securities (the 'Reporting Person'), to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. Such Reporting Persons are also required by SEC regulations to furnish the Company with copies of all such reports that they file.

    The Company has been registered pursuant to Section 12 of the Securities Exchange Act of 1934 since September 23, 1990 and, by reason thereof, all officers, directors and 10% or more shareholders of the Company became obligated to file Forms 3, 4 and 5, describing the ownership of securities in the Company and any changes thereto, as they may apply, since that date. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and representations made to the Company, no other reports were required, during and with respect to the fiscal year ended June 30, 2000, all Reporting Persons have timely complied with all filing requirements applicable to them.

IV. SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    To be considered for presentation to the Annual Meeting of Shareholders for fiscal 2001, a shareholder proposal must be received by the Company at its principal executive offices, 7 Penn Plaza, Suite 422, New York, NY 10001, on or before July 31, 2001.

V. OTHER MATTERS

    The cost of this Proxy Statement and related mailing to shareholders will be borne by the Company.

    The Board of Directors knows of no other matters, which will be presented at the Annual Meeting other than as set forth above.

                                          By Order of the Board of Directors,

                                          AMOS AHARONI
                                          ---------------------
                                          AMOS AHARONI
                                          Chairman of the Board

January 30, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company,
(2) the compliance by the Company with legal and regulatory requirements and
(3) the independence and performance of the Company's internal and external auditors.

    The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc and NASDAQ. The members of the Audit Committee shall be appointed by the Board of Directors.

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

    The Audit Committee shall make regular reports to the Board.

    The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

         2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of the quarterly earnings.

         5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

         7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

         8. Approve the fees to be paid to the independent auditor.

         9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

        10. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend the Board replace the independent auditor.

        11. Review the appointment and replacement of the senior internal auditing executive.

        12. Review the significant reports to management prepared by the internal auditing department and management's responses.

        13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

        14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 (added by the Private Securities Litigation Reform Act of 1995) has not been implicated.

        15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

        16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No.61 relating to conduct of the audit.

        17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

           (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information.

           (b) Any changes required in the planned scope of the internal audit.

           (c) The internal audit department responsibilities, budget and staffing.

        18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

        20. Review the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

        21. Meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive session.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                      APPENDIX A



                            ACTRADE FINANCIAL TECHNOLOGIES LTD.
               200 COTTONTAIL LANE, VANTAGE COURT SOUTH, SOMERSET, NJ 08873
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FRIDAY, MARCH 23, 2001

To the Shareholders of
ACTRADE FINANCIAL TECHNOLOGIES LTD.,

         The Annual Meeting of the Shareholders of Actrade Financial Technologies Ltd., a Delaware corporation, will be held at the Company's offices located at 200 Cottontail Lane, Vantage Court South, Somerset, NJ 08873 at 11:00 A.M., Eastern Standard Time, on Friday, March 23, 2001.

         The Board of Directors has fixed the close of business on January 26, 2001 as the record date for determination of stockholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of the Annual Meeting and to vote thereat, in person or by Proxy. Each share of Common Stock is entitled to one vote. The transfer books of the Company will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available to shareholders for any purpose germane to the Annual Meeting during ordinary business hours, from January 30, 2001 to March 23, 2001, at the Company's offices located at 200 Cottontail Lane, Vantage Court South, Somerset, NJ 08873. A Proxy Statement and form of Proxy are enclosed herewith. The Company's Annual Report for the fiscal year ended June 30, 2000 is enclosed with the Proxy Statement.


New York, NY
January 26, 2001

[LOGO]
PROXY SERVICES
P.O. BOX 9148
FARMINGDALE, NY 11735

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ACTINT         KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------------------------------------------
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                DETACH AND RETURN THIS PORTION ONLY

ACTRADE INTERNATIONAL, LTD.

VOTE ON DIRECTORS

1. To elect six directors by the holders of shares of the Company's Common Stock for the terms indicated in the Proxy Statement attached hereto. The nominees are: 01) Amos Aharoni, 02)
   Alexander C. Stonkus, 03) Elizabeth Meinik, 04) John Woerner
   05) Robert Furstner, 06) Prof. Harry Friedman.


 FOR   WITHHOLD   FOR ALL   To withhold authority to vote, mark "For All Except"
 ALL     ALL      EXCEPT    and write the nominee's number on the line below

 [ ]     [ ]       [ ]
                             -----------------------------------------------



VOTE ON PROPOSALS                                                                            FOR   AGAINST   ABSTAIN
2. To transact such other business as may properly come before the meeting or
   any postponement or adjournment thereof.                                                  [ ]     [ ]       [ ]

YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.


-------------------------------------------             ------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]    Date               Signature (Joint Owners)        Date